United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia		30339-3314
(Address of principal executive offices)		(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 2, 2011, the board of directors (the “Board”) of Gentiva Health Services, Inc. (the “Company”) approved an amendment to Section 1.11 of the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), effective immediately, to change from plurality voting to majority voting in uncontested director elections. The following is a summary of the material changes effected by the amendment to Section 1.11 of the By-Laws.

•

Except in the event of a contested election, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at a meeting for the election of directors at which a quorum is present.

•	For purposes of the By-Laws, a “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes “withheld” or “against.”

•	In the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at a meeting for the election of directors at which a quorum is present.

The foregoing description of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1.

As part of the implementation of majority voting for the election of directors in uncontested elections, the Company amended its Corporate Governance Guidelines to include a resignation policy, which provides, among other things, that if a Board nominee does not receive a majority of votes cast such nominee must tender his or her resignation within ten business days, the Compensation, Corporate Governance and Nominating Committee of the Board must recommend to the Board whether such resignation should be accepted or rejected, and the Board must take final action no later than 90 days after the stockholder vote. An updated copy of the Company’s Corporate Governance Guidelines will be available, as soon as reasonably practicable, on the Company’s website at www.gentiva.com under the Investors section.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

3.1	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

/s/ John N. Camperlengo
John N. Camperlengo Executive Vice President, General Counsel Chief Compliance Officer and Secretary

Date: November 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws